Exhibit 5.1

[SGR Letterhead]

September 7, 2010

Board of Directors

Radiant Systems, Inc.

3925 Brookside Parkway

Alpharetta, Georgia 30022

Re:	Registration Statement on Form S-3 Pursuant to Rule 462(b)

Ladies and Gentlemen:

This firm has acted as counsel to Radiant Systems, Inc., (the “Company”) a Georgia corporation, in connection with the preparation for filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to Rule 462(b) promulgated thereunder. The Registration Statement relates to the contemplated resale by selling security holders of up to $30 million aggregate offering price of common stock, no par value of the Company (the “Additional Shares of Common Stock”) to certain underwriters (collectively, the “Underwriters”) for which Jefferies & Company, Inc. (the “Representative”) is acting as representative. The Registration Statement incorporates by reference the contents of the registration statement on Form S-3 filed by the Company with the Commission (File No. 333-162309) (the “Initial Registration Statement”), including the exhibits thereto. The Registration Statement was filed for the purpose of increasing the number of securities to be sold by certain selling security holders.

With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

(a)	A copy of the Registration Statement;

(b)	The Amended and Restated Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”);

(c)	The Bylaws of the Company, as amended (the “Bylaws”);

(d)	Minutes and/or resolutions of the Board of Directors of the Company relating to the Registration Statement; and

(e)	Such other documents or instruments as we have deemed necessary to the opinions expressed herein.

In our review of documents, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We also have assumed the legal capacity, for all purposes relevant hereto, of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective. We have also assumed that any Securities will be issued and sold with such terms and in such manner as are described in the Initial Registration Statement and the Registration Statement (each as amended from time to time), any prospectus included therein (as amended from time to time) and any related prospectus supplement(s).

We do not express any opinion as to the laws of any jurisdiction other than the State of Georgia, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Additional Shares of Common Stock, when issued and sold in accordance with and in the manner described in the prospectus set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Initial Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

SMITH, GAMBRELL & RUSSELL, LLP

/s/ Terry F. Schwartz, Esq.
Terry F. Schwartz

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